DEAN HELLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4299

(775) 684-5708

Website: secretaryofstate.biz

CERTIFICATE OF AMENDMENT

(PURSUANT TO NRS 78.385 AND 78.390)

Certificate of Amendment to Article of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.	Name of corporation: Nevada Central Products, Inc.

2.
The articles have been amended as follows (provide article numbers, if available): Article 1 has been amended to in its entirety as follows: The name of the corporation is LINK SCAFFOLD PRODUCTS NORTH AMERICA, INC.

3.
The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required in the case of a vote by classes or series, or as may be required by the provisions of the article of incorporation have voted in favor of the amendment is: 100%.

4.	Effective date of filing (optional): ______________________________________________

5.	Officer Signature (required): /s/ Porfirio Simon________________________________

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amended regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

STATE OF NEVADA

OFFICE OF THE

SECRETARY OF STATE

Certified Copy

Job Number: C20060411-0312

Reference Number: 00000736950-80

Expedite:

Through Date:

The undersigned filling officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequence documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number (s)                                                Description                                                      Number of Pages

C13153-2002-001                                                Articles of Incorporation                                                      4 Pages/1 Copies

Respectfully,

/s/ Dean Heller
      Dean Heller

Secretary of State

By /s/ Certification Clerk

Commercial Recording Division

202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138